Investor Relations Contact:
Chip Wochomurka
(615) 614-4493
Chip.Wochomurka@Healthways.com

HEALTHWAYS ANNOUNCES THIRD-QUARTER EARNINGS OF $0.28 PER DILUTED
SHARE ON GROWTH IN REVENUES TO $176.2 MILLION
———————————
SEQUENTIAL-QUARTER EARNINGS PER DILUTED SHARE INCREASE 65%
———————————
EXPECTS SUBSTANTIALLY REDUCED 2012 REVENUE FROM CIGNA IN ADVANCE
OF FEBRUARY 2013 EXPIRATION OF CURRENT CONTRACT

NASHVILLE, Tenn. (October 24, 2011) – Ben R. Leedle, Jr., president and chief executive officer of Healthways, Inc. (NASDAQ: HWAY), today announced financial results for the third quarter ended September 30, 2011.  Total revenues for the quarter were $176.2 million, an increase of 3.3% from $170.5 million for the third quarter of 2010.  Net income for the third quarter of 2011 was $9.5 million, or $0.28 per diluted share, compared with $10.5 million, or $0.30 per diluted share, for the third quarter last year.

“We are pleased with the sequential-quarter growth of our third-quarter revenues, margins and earnings, which met or exceeded our expectations,” said Leedle. “Our domestic earnings increased 47.6% from the second quarter of 2011, primarily reflecting increased revenues from the expected ramp-up of certain previously announced large contracts and the recognition of performance-based fees.

COMPARISON OF COMPONENTS OF NET INCOME PER DILUTED SHARE
	Three Months Ended
	September 30,		June 30,
	2011	2010	2011

Domestic	$0.31	$0.30	$0.21
International	(0.03)	0.00	(0.04)
Net income per diluted share	$0.28	$0.30	$0.17

“Net operating cash flow was $9.4 million for the third quarter of 2011, which was down from the first and second quarters of 2011 primarily due to the routine timing of cash receipts and payments. With net operating cash flow of $58.3 million for the first nine months of 2011, we continue to expect full-year net operating cash flow in a range of $80 million to $100 million.  During the third quarter, our cash expenditures included $23.7 million for the previously announced acquisition of Navvis & Company and $14.2 million for repurchases of Healthways common stock.  As a result, total debt to total capitalization increased to 38.4% at the quarter end from 34.1% at June 30, 2011.”

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HWAY Reports Third-Quarter Results

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Second-Half Contracting Momentum Remains Strong

“Continuing the strong trends evident in the first half of 2011, our contracting momentum has been robust in the second half of the year,” added Leedle.  “For the third quarter, we signed 28 new, expanded or extended contracts.  In addition, our volume of Requests for Proposal (“RFPs”) increased 60% over the third quarter of 2010 and 24% year-to-date. Because almost half of the new contracts and RFPs are focused on total population health management, the significant volume of opportunities we are pursuing is being complemented by the increasing scope of the opportunities.  Many of our largest and most innovative opportunities have arisen from our being contacted directly on a non-RFP basis due both to strong, successful relationships with existing customers and our unique market position and capabilities in addressing the transformational changes affecting the health care industry.

“These and other large, groundbreaking opportunities stem from rapidly emerging trends in the health care market, including five we have previously identified as near-term growth opportunities for Healthways:

1)	Health plan preparation for the implementation of state health insurance exchanges, which is projected to cause significant disruption of their individual and small group fully insured business;
2)	Change from a volume-based to a value-based payment system and the associated shift of financial risk and responsibility for cost and quality from health plans to providers;
3)	Increasing payer requests for a comprehensive, integrated solution that addresses longitudinal health risk and care needs for total populations;
4)	Global adoption of population health management by both foreign government and foreign private sector health organizations; and
5)	Recognition by large employers of the expanded value of improved well-being to reduce medical cost and improve individual and company productivity and performance.

“Throughout 2011, we have discussed our expectation that we would achieve strategic execution with respect to these opportunities that would validate not only the transformational change taking place but also the strength of our market position resulting from innovative, integrated and comprehensive solutions that anticipated - and were designed to respond effectively to - this transformation.  The four large contracts we signed in the first half of 2011 represented the initial proof-points of this validation.

“During the third quarter, we also announced a fifth major contract, which expanded and extended our existing seven-year relationship with Wellmark Blue Cross and Blue Shield for five additional years in support of the Iowa Healthiest State Initiative.  The centerpiece of this initiative is the implementation of a 10-community Blue Zones ProjectTM which requires deep collaboration with Wellmark, health care providers, public and private community and business leaders, Blue Zones community development experts and residents. This project is the largest comprehensive well-being improvement initiative ever launched.

“Today we announce a sixth major contract, which we signed during the third quarter with Equity Healthcare LLC, a subsidiary of Blackstone Group that was created to help the portfolio companies of participating private equity firms deliver higher quality, more cost-effective care to employees and their families.  Under our new three-year contract, we will provide our comprehensive Well-Being

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Improvement SolutionTM to improve workforce health, lower the cost of healthcare and thereby improve business performance for the portfolio companies of Equity Healthcare’s private equity firm clients, including Blackstone and several other private equity firms.  These firms together represent more than 100 portfolio companies aggregating nearly 500,000 covered lives.

“As another indication of the potential we see in growing demand from regional health plans and health care systems for expertise in transforming the structure and operation of health care delivery in response to the impending shift to a value-based payment system, we completed the acquisition of Navvis during the third quarter.  Navvis provides strategic counsel and change management services that enable its healthcare system clients to become future-ready clinical enterprises.  For more than 20 years Navvis has established relationships with hundreds of health care systems, hospitals and physicians, including six of the top 10 largest health care systems in the country.  This transaction immediately improves our access to health care system leadership and enhances our ability to provide counsel on strategic decisions and partnering choices.  By strengthening Healthways’ presence throughout the full strategic process of visioning, designing, implementing and supporting the operation of the new delivery models, this transaction has further strengthened our value proposition of total population health management.”

As an example, Navvis has worked with Wellmont Health System over the past year in the development of their strategic plan for their health system and building their physician enterprise. With the acquisition of Navvis by Healthways, the relationship with the health system will be expanded to include developing a business plan for their hospital-physician network to develop the capabilities and competencies for pursuing at-risk contracts around population segments.  The Highlands Wellmont Health Network comprised of the Wellmont Health System and Highland Physicians Inc. has engaged Navvis to develop the strategic plan for managing the health of the population and to build out the capabilities to deliver high quality low cost services to the region.

Margaret “Denny” DeNarvaez, President and CEO of Wellmont Health System commented, “We partnered with Navvis during the last year to develop a strategic plan for the health system, focusing on competitive positioning and building our physician relationships.  Now we’re expanding our work with Navvis to leverage Healthways’ capabilities in the area of care redesign and population health improvement to extend the impact of our strategies to the individuals served.

“As part of this focus on care accountability and advancing the health of the population, we are poised to become an exclusive provider in the market for the largest employer through the major payor in the area.  We are working with Navvis and Healthways to develop and implement the business plan and partner with us to forge this new relationship and role for our health system.”

Leedle further commented, “Based on the breadth of the opportunities we are addressing and the strong contracting momentum we are experiencing, we are confident of signing additional major contracts resulting from these emerging trends in the months ahead, which will expand the foundation we are creating in 2011 to drive long-term growth.”

Wind Down of Existing Cigna Contract to Begin January 1, 2012

Cigna Corporation recently informed Healthways of its intention to begin to wind down its current contract in 2012 in advance of the contract’s expiration in February 2013.  For 2011, this contract is expected to produce revenues for the Company in a range of $110 million to $115 million. Healthways expects a reduction in revenues from Cigna for 2012 compared with 2011 in a range of

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$60 million to $65 million.  The size of a few remaining 2011 business development opportunities will delay any immediate decisions related to the underutilized capacity for Cigna and the overall company cost structure.  These decisions will be finalized before the end of 2011.

Leedle commented, “We believe this decision by Cigna relates to the disruption of traditional health care delivery models due to health care reform.  Since the finalization of health care reform legislation roughly 18 months ago, we have noted the potential disruption that we might encounter in serving mid-sized and smaller group employers as well as individual policy holders, as commercial health plans prepare for the implementation of state health insurance exchanges.  We also note that Cigna’s decision is in no way related to the performance of our solutions for Cigna and its customers as our outcomes from those solutions have been consistently and significantly positive for almost 15 years.  We are working with Cigna to determine the course of our relationship, if any, beyond the end of the current contract in early 2013.”

Matt Manders, Cigna’s President, U.S. Service, Clinical and Specialty, commented, “For the past 15 years, we have valued our business relationship with Healthways and the excellent service it has provided to our customers.  We remain impressed by the innovative capabilities that Healthways offers both domestically and internationally and look forward to the possibility of productive collaborations in the future.”

Leedle added, “Despite the very substantial changes our industry has undergone over the past 20 years, Healthways’ long-term record of converting innovation into significant market value has been strong.  At a time when the financial risk for health continues to increase for health plans, employers, government, providers and consumers, our customers need our help more than ever to improve health, lower costs, and increase performance.  The time and capital required to develop the expertise and scale to become competitive in this market represent a substantial barrier for a great majority of our current and prospective customers, especially given the relatively short time remaining to prepare for state health insurance exchanges and other aspects of health care reform.  Our customers also benefit both from the efficiencies inherent in our solutions as a result of our national and international scale and from the continuous enhancement of our value proposition.  In addition, the successful performance of our solutions has been proven in the market and documented in peer-reviewed publications.  In a value-based payment system that holds the provider and/or the insurer at financial risk for the longitudinal results, solutions must actually perform.

“As evidenced this year by three of our existing regional health plan customers that signed major contracts of unprecedented comprehensiveness, integration and scope, we believe our solutions have become even more relevant to the needs of most of our customers as the market transformation progresses.  As a result, we see continuing significant growth opportunities with regional health plans; through direct-to-employer relationships; with integrated health systems, hospitals and physicians; with communities of all sizes; and with federal, state and local governments, domestically and internationally.”

Revenue Guidance

Healthways today affirmed its guidance for 2011 revenues in a range of $672 million to $710 million.  This range includes revenues from domestic operations in a range of $650 million to $680 million and from international revenues in a range of $22 million to $30 million.

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HWAY Reports Third-Quarter Results

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COMPARISON OF COMPONENTS OF REVENUES FOR THE YEAR ENDING
DECEMBER 31, 2011 AND THE YEAR ENDED DECEMBER 31, 2010
(In millions)
See pages 10-11 for a reconciliation of GAAP and non-GAAP measures

	Twelve Months
	Ending	Ended
	Dec. 31, 2011	Dec. 31, 2010
	(Guidance)	(Actual)
Domestic, excluding CMS settlement	$650.0 - 680.0	$667.9
International	22.0 - 30.0	30.1
Adjusted revenues	672.0 - 710.0	698.0
CMS settlement	-	22.3
Revenues	$672.0 - 710.0	$720.3

Earnings Guidance

The Company today narrowed its guidance for 2011 net income per diluted share to a range of $0.90 to $1.00, from the previous range of $0.90 to $1.08, primarily due to an expected delay in the timing for achievement of certain revenue milestones in the Caisse Nationale d’Assurance Maladie des Travailleurs Salaries (“CNAMTS”) contract, from the end of 2011 to early 2012.  We continue to expect that the CNAMTS contract will turn profitable for the fourth quarter on the strength of meeting a portion of the revenue milestones; however, we now anticipate that the meeting of certain other milestones will be delayed from the end of 2011 to early 2012.  The new range includes earnings per diluted share of $0.97 to $1.04 from domestic operations, compared with $0.94 to $1.04 previously, and ($0.07) to ($0.04) from international operations, compared with ($0.04) to $0.04 previously.  This 2011 guidance does not include any impact from potential changes in the Company’s operating capacity overhead support and infrastructure as a result of the expected CIGNA business reductions for 2012.

COMPARISON OF COMPONENTS OF NET INCOME PER DILUTED SHARE
See pages 10-11 for a reconciliation of GAAP and non-GAAP measures

	Twelve Months
	Ending	Ended
	Dec. 31, 2011	Dec. 31, 2010
	(Guidance)	(Actual)
Domestic, excluding earn-out adjustments and investment
gain, restructuring, and CMS settlement	$0.97 – 1.04	$1.14
International, excluding restructuring	(0.07) – (0.04)	(0.03)
Adjusted net income per diluted share	0.90 – 1.00	1.11
Earn-out adjustments and investment gain	-	0.07
Restructuring	-	(0.20)
CMS settlement	-	0.37
Net income per diluted share	$0.90 – 1.00	$1.36 (1)

(1) Figures do not add due to rounding.

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Summary

Leedle concluded, “For the past four quarters, we have discussed the exceptional growth opportunities we have seen developing due to the health care industry’s shift away from the traditional fee-for-service model to a value-based model that addresses the longitudinal health and cost of total populations.  The six major contracts we have thus far signed in 2011 have supported this discussion as tangible proof-points that these opportunities are real and that Healthways, with scalable solutions that improve the well-being of populations and, thereby, reduce costs and improve performance, is uniquely positioned globally to address the market demand these opportunities present.

“We expect the long-term growth opportunities for Healthways to continue to expand, despite the near-term financial impact from the declining size of the Cigna contract.  Although we expect our consolidated results for 2012 to mask the increasing revenue and earnings contribution from our significant new contracts as they ramp to full financial maturity, we will continue to communicate those results publicly to demonstrate the continuing growth potential they represent.  We remain confident that our expanded value proposition is highly aligned with the rapidly emerging trends that are transforming health care, and with the increasingly pressing needs of employers, health systems, regional health plans, governments and communities, domestically and abroad.  As a result, we are confident that this transformation, combined with Healthways’ agile innovation and scaled solutions, is creating favorable prospects for long-term growth in our earnings and stockholder value.”

Conference Call

Healthways will hold a conference call to discuss this release today at 5:00 p.m. Eastern Time. Investors will have the opportunity to listen to the conference call live over the Internet by going to www.healthways.com and clicking Investor Relations, or by going to www.earnings.com, at least 15 minutes early to register, download and install any necessary audio software.  For those who cannot listen to the live broadcast, a telephonic replay will be available for one week at 719-457-0820, code 5830144, and the replay will also be available on the Company’s web site for the next 12 months.

Safe Harbor Provisions

This press release contains forward-looking statements, including our guidance and financial expectations for future periods, which are based upon current expectations and involve a number of risks and uncertainties.  Those forward-looking statements include all statements that are not historical statements of fact and those regarding the intent, belief or expectations of the Company, including, without limitation, all statements regarding the Company’s future earnings and results of operations.  In order for the Company to utilize the “safe harbor” provisions of the Private Securities Litigation Reform Act of 1995, investors are hereby cautioned that the following important factors, among others, may affect these forward-looking statements.  Consequently, actual operations and results may differ materially from those expressed in these forward-looking statements.  The important factors include but are not limited to:

•	the Company’s ability to sign and implement new contracts;
•	the Company’s ability to accurately forecast the costs required to successfully implement new contracts;

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•	the Company’s ability to anticipate future change in the healthcare markets and the impact of such change on demand for the Company’s services;
•
the Company’s ability to accurately forecast the Company’s revenues, margins, earnings and net income, as well as any potential charges that the Company may incur as a result of changes in its business;

•	the Company’s ability to accurately forecast performance and the timing of revenue recognition under the terms of our customer contracts ahead of data collection and reconciliation;
•	the Company’s ability to accurately forecast enrollment and participation rates in services and programs offered within the Company’s contracts;
•	the Company’s ability to accurately forecast the costs necessary to establish a presence in international markets;
•	the risks associated with foreign currency exchange rate fluctuations;
•	the ability of the Company’s customers to provide timely and accurate data that is essential to the operation and measurement of the Company’s performance;
•
the Company’s ability to achieve the contractually required cost savings and clinical outcomes improvements and reach mutual agreement with customers with respect to cost savings, or to achieve such savings and improvements within the time frames it contemplates;

•	the risks associated with changes in macroeconomic conditions;
•
the Company’s ability to implement its new integrated data and technology solutions platform within the required time frame and expected cost estimates and to develop and enhance this platform and/or other technologies to meet evolving customer and market needs;

•	the Company’s ability to accurately forecast the costs necessary to integrate new or acquired businesses, services (including outsourced services) or technologies into the Company’s business;
•
the Company’s ability to renew and/or maintain contracts with its customers under existing terms or restructure these contracts on terms that would not have a material negative impact on the Company’s results of operations;

•	the impact of litigation involving the Company and/or its subsidiaries;
•	the Company’s ability to accurately forecast and respond to emerging trends and changes in the domestic and international markets for health care services;
•
the impact of future state, federal and international legislation and regulations applicable to the Company’s business, including the recently enacted Patient Protection and Affordable Care Act, on the Company’s ability to deliver its services and on the financial health of the Company’s customers and their willingness to purchase the Company’s services; and

•	other risks detailed in the Company’s Annual Report on Form 10-K for the fiscal year ended December 31, 2010, and other filings with the Securities and Exchange Commission.

The Company undertakes no obligation to update or revise any such forward-looking statements.

About Healthways

Healthways is the leading provider of specialized, comprehensive solutions to help millions of people maintain or improve their health and well-being and, as a result, reduce overall costs.  Healthways’ solutions are designed to help healthy individuals stay healthy, mitigate or eliminate lifestyle risk factors that can lead to disease and optimize care for those with chronic illness.  Our proven, evidence-based programs provide highly specific and personalized interventions for each individual in a population, irrespective of age or health status, and are delivered to consumers by phone, mail,

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internet and face-to-face interactions, both domestically and internationally.  Healthways also provides a national, fully accredited complementary and alternative Health Provider Network and a national Fitness Center Network, offering convenient access to individuals who seek health services outside of, and in conjunction with, the traditional healthcare system.  For more information, please visit www.healthways.com.

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HEALTHWAYS, INC.
CONSOLIDATED STATEMENTS OF OPERATIONS
(Unaudited)
(In thousands, except per share data)

	Three Months Ended		Nine Months Ended
	September 30,		September 30,
	2011	2010	2011	2010

Revenues	$176,206	$170,487	$508,770	$525,009
Cost of services (exclusive of depreciation and amortization of $8,973, $9,309, $26,967, and $29,471, respectively, included below)	129,588	119,686	377,513	370,539
Selling, general & administrative expenses	14,185	17,420	49,724	53,358
Depreciation and amortization	12,467	12,772	37,343	39,666

Operating income	19,966	20,609	44,190	61,446
Gain on sale of investment	—	—	—	(1,163)
Interest expense	3,221	3,487	9,809	10,521

Income before income taxes	16,745	17,122	34,381	52,088
Income tax expense	7,281	6,598	15,004	20,312

Net income	$9,464	$10,524	$19,377	$31,776

Earnings per share:
Basic	$0.28	$0.31	$0.57	$0.93

Diluted	$0.28	$0.30	$0.56	$0.91

Weighted average common shares
and equivalents:
Basic	33,534	34,231	33,815	34,103
Diluted	34,178	34,964	34,525	34,939

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Healthways, Inc.
Reconciliation of Non-GAAP Measures to GAAP Measures
(Unaudited)

Reconciliation of Domestic Revenues Excluding CMS Settlement and Reconciliation of
Adjusted Revenues to Revenues, GAAP Basis
(In millions)

Twelve Months Ended
December 31, 2010
Domestic revenues, excluding CMS settlement (1)	$667.9
International revenues	30.1
Adjusted revenues (2)	698.0
Revenues attributable to CMS settlement (3)	22.3
Revenues, GAAP basis	$720.3

(1) Domestic revenues excluding CMS settlement is a non-GAAP financial measure.  The Company excludes revenues attributable to CMS settlement from this measure because of its comparability to the Company's historical operating results.  The Company believes it is useful to investors to provide disclosures of its operating results and guidance on the same basis as that used by management.  You should not consider domestic revenues excluding CMS settlement in isolation or as a substitute for domestic revenues determined in accordance with accounting principles generally accepted in the United States.

(2) Adjusted revenues is a non-GAAP financial measure.  The Company excludes revenues attributable to CMS settlement from this measure because of its comparability to the Company's historical operating results.  The Company believes it is useful to investors to provide disclosures of its operating results and guidance on the same basis as that used by management.  You should not consider adjusted revenues in isolation or as a substitute for revenues determined in accordance with accounting principles generally accepted in the United States.

(3) Revenues attributable to CMS settlement consists of pre-tax revenues of $22.3 million attributable to the December 2010 final settlement with The Centers for Medicare and Medicaid Services (CMS) associated with the Company’s participation in both of its Medicare Health Support programs.

Reconciliation of Domestic Diluted EPS Excluding Earn-Out Adjustment and Investment
Gain, Restructuring Charges, and CMS Settlement and Reconciliation of Adjusted EPS to
EPS, GAAP Basis

Twelve Months Ended
December 31, 2010
Domestic EPS excluding earn-out adjustment and investment gain, restructuring charges, and CMS settlement (4)	$1.14
International EPS (loss) excluding restructuring charges (5)	(0.03)
Adjusted EPS (6)	1.11
EPS attributable to earn-out adjustment and investment gain (7)	0.07
EPS (loss) attributable to restructuring charges (8)	(0.20)
EPS attributable to CMS settlement (9)	0.37
EPS, GAAP basis (10)	$1.36

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(4) Domestic EPS excluding earn-out adjustment and investment gain, restructuring charges, and CMS settlement is a non-GAAP financial measure.  The Company excludes EPS (loss) attributable to earn-out adjustment and investment gain, restructuring charges, and CMS settlement from this measure because of its comparability to the Company's historical operating results.  The Company believes it is useful to investors to provide disclosures of its operating results and guidance on the same basis as that used by management.  You should not consider Domestic EPS excluding earn-out adjustment and investment gain, restructuring charges, and CMS settlement in isolation or as a substitute for Domestic EPS determined in accordance with accounting principles generally accepted in the United States.

(5) International EPS (loss) excluding restructuring charges is a non-GAAP financial measure.  The Company excludes EPS (loss) attributable to restructuring charges from this measure because of its comparability to the Company's historical operating results.  The Company believes it is useful to investors to provide disclosures of its operating results and guidance on the same basis as that used by management.  You should not consider International EPS (loss) excluding restructuring charges in isolation or as a substitute for International EPS (loss) determined in accordance with accounting principles generally accepted in the United States.

(6) Adjusted EPS is a non-GAAP financial measure.  The Company excludes EPS attributable to earn-out adjustment and investment gain, restructuring charges, and CMS settlement from this measure because of its comparability to the Company's historical operating results.  The Company believes it is useful to investors to provide disclosures of its operating results and guidance on the same basis as that used by management.  You should not consider Adjusted EPS in isolation or as a substitute for EPS determined in accordance with accounting principles generally accepted in the United States.

(7) EPS attributable to earn-out adjustment and investment gain includes income of $3.0 million attributable to an adjustment to the estimated earn-out liability from the 2009 HealthHonors acquisition and a $1.2 million gain attributable to a final escrow release related to the January 2009 sale of a private company in which we held a preferred stock investment.

(8) EPS (loss) attributable to restructuring charges includes charges of $10.3 million associated with both domestic and international capacity consolidation and other restructuring costs.

(9) EPS attributable to CMS settlement includes net pretax income of $21.3 million attributable to the December 2010 final settlement with The Centers for Medicare and Medicaid Services (CMS) associated with the Company’s participation in both of its Medicare Health Support programs.

(10) Figures do not add due to rounding.

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HEALTHWAYS, INC.
CONSOLIDATED BALANCE SHEETS
(Unaudited)
(In thousands)

ASSETS

	September 30,	December 31,
	2011	2010
Current assets:
Cash and cash equivalents	$6,636	$1,064
Accounts receivable, net	93,490	89,108
Prepaid expenses	11,479	12,577
Other current assets	2,492	3,064
Income taxes receivable	—	8,695
Deferred tax asset	11,741	11,272
Total current assets	125,838	125,780

Property and equipment:
Leasehold improvements	41,666	40,662
Computer equipment and related software	224,242	207,077
Furniture and office equipment	27,906	27,328
Capital projects in process	21,757	10,117
	315,571	285,184
Less accumulated depreciation	(179,041)	(154,528)
	136,530	130,656

Other assets	11,470	14,733

Intangible assets, net	95,816	94,255
Goodwill, net	520,120	496,265

Total assets	$889,774	$861,689

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HEALTHWAYS, INC.
CONSOLIDATED BALANCE SHEETS
(In thousands, except share and per share data)
(Unaudited)

LIABILITIES AND STOCKHOLDERS’ EQUITY

	September 30,	December 31,
	2011	2010
Current liabilities:
Accounts payable	$20,377	$22,555
Accrued salaries and benefits	30,165	39,157
Accrued liabilities	30,502	31,532
Deferred revenue	6,711	5,931
Contract billings in excess of earned revenue	15,965	18,814
Income taxes payable	4,417	—
Current portion of long-term debt	3,968	3,935
Current portion of long-term liabilities	4,164	3,309
Total current liabilities	116,269	125,233

Long-term debt	272,770	243,425
Long-term deferred tax liability	23,183	23,050
Other long-term liabilities	34,365	39,140

Stockholders’ equity:
Preferred stock
$.001 par value, 5,000,000 shares
authorized, none outstanding	—	—
Common stock
$.001 par value, 120,000,000 shares authorized,
33,223,876 and 34,018,706 shares outstanding	33	34
Additional paid-in capital	248,522	232,524
Retained earnings	225,587	206,210
Treasury stock, at cost, 2,254,953 and 429,654 shares in treasury	(28,182)	(4,494)
Accumulated other comprehensive loss	(2,773)	(3,433)
Total stockholders’ equity	443,187	430,841

Total liabilities and stockholders’ equity	$889,774	$861,689

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HEALTHWAYS, INC.
CONSOLIDATED STATEMENTS OF CASH FLOWS
(Unaudited)
(In thousands)
	Nine Months Ended
	September 30,
	2011	2010
Cash flows from operating activities:
Net income	$19,377	$31,776
Adjustments to reconcile net income to net cash provided by
operating activities, net of business acquisitions:
Depreciation and amortization	37,343	39,666
Amortization of deferred loan costs	1,431	1,350
Gain on sale of investment	—	(1,163)
Share-based employee compensation expense	6,803	7,958
Deferred income taxes	(2,728)	51
Excess tax benefits from share-based payment arrangements	(433)	(1,048)
Increase in accounts receivable, net	(3,554)	(7,462)
Decrease in other current assets	6,396	5,740
Decrease in accounts payable	(588)	(3,260)
Decrease in accrued salaries and benefits	(14,361)	(18,364)
Increase in other current liabilities	9,400	14,368
Other	(756)	(740)
Net cash flows provided by operating activities	58,330	68,872

Cash flows from investing activities:
Acquisition of property and equipment	(33,508)	(32,292)
Sale of investment	—	1,163
Business acquisitions, net of cash acquired	(23,523)	—
Change in restricted cash	469	—
Other	(5,554)	(4,211)
Net cash flows used in investing activities	(62,116)	(35,340)

Cash flows from financing activities:
Proceeds from issuance of long-term debt	350,422	535,372
Payments of long-term debt	(321,393)	(563,206)
Deferred loan costs	—	(3,219)
Excess tax benefits from share-based payment arrangements	433	1,048
Exercise of stock options	4,811	1,004
Repurchases of common stock	(23,688)	—
Change in outstanding checks and other	(1,321)	(5,037)
Net cash flows provided by (used in) financing activities	9,264	(34,038)

Effect of exchange rate changes on cash	94	104

Net increase (decrease) in cash and cash equivalents	5,572	(402)

Cash and cash equivalents, beginning of period	1,064	2,356

Cash and cash equivalents, end of period	$6,636	$1,954

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October 24, 2011

Noncash Activities:
Assets acquired through capital lease obligations	$—	5,635
Issuance of unregistered common stock associated with Navvis acquisition	$5,437	—

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